SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                   FORM 8-K/A




                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): October 1, 1997




                     HEALTH AND RETIREMENT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)




       Maryland                      1-9317                 04-6558834
    (State or other              (Commission              (IRS Employer
    jurisdiction of )             File Number)            Identification No.)
    incorporation)



         400 Centre Street, Newton, MA                   02158
       (Address of principal executive offices)        (Zip Code)



        Registrant's telephone number, including area code: 617-332-3990

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements Under Rule 3-14 of Regulation S-X

         Audited Statement of Revenue and Certain Expenses for Seven West Associates, LLC for the Period January 28, 1996 through January 25, 1997

         Audited Historical Summary of Gross Income and Direct Operating Expenses for Two Medical Office Buildings and Two Parking Structures for the Year Ended December 31, 1996.

                  As previously disclosed on Form 8-K dated October 16, 1997, Health and Retirement Properties Trust and subsidiaries (the "Company") acquired two medical office buildings and two garages located in Los Angeles, California and a medical office building located in New York City, New York. Neither the Company nor its affiliates were related to any of the sellers of these properties. The factors considered by the Company in determining the purchase price paid for these properties include, among others, the following:

         (i) the historical and projected rents received and likely to be received from the properties,
         (ii) the historic and expected operating expenses, including real estate taxes, incurred and expected to be incurred at the properties,
         (iii)    the credit quality and nature of the existing tenants
         (iv) the existing lease terms and renewal options of the leases in place,
         (v) the market demand for similar space, the rent rates being paid compared to existing rents being paid in the building, and opportunities for alternative and new tenancies,
         (vi) the physical location and condition of the properties, the need for repairs and likely cost of repairs,
         (vii) the expected tenant inducements (such as free rent, tenant improvement allowances, etc.) which might be necessary to fill vacant space or renew leases, and
         (viii) the pricing of comparable properties as evidenced by recent arms-length market sales.

                  The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, which would cause the financial information reported not to be necessarily indicative of future operating results.

(b)      Pro Forma Financial and Other Data

         Pro Forma Balance Sheet as of September 30, 1997
         Pro Forma Statement of Income for the Nine Months Ended September 30, 1997
         Pro Forma Statement of Income for the Year Ended December 31, 1996

(c)      Exhibits

         23.1       Consent of Ernst & Young LLP
         23.2       Consent of Deloitte & Touche LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                HEALTH AND RETIREMENT PROPERTIES TRUST



                                By: /s/ Ajay Saini
                                    Ajay Saini, Treasurer and Chief
                                     Financial Officer

Date: December 12, 1997

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Trustees
Health & Retirement Properties Trust


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for two medical office buildings and two parking structures (the "Property") owned by Wright-Carlyle Partners ("W-C") for the year ended December 31, 1996. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Health & Retirement Properties Trust as described in
Note 1, and are not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in
Note 1 of the Property for the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                       /s/ Ernst & Young LLP





Boston, Massachusetts
September 12, 1997

      Historical Summary of Gross Income and Direct Operating Expenses for
             Two Medical Office Buildings and Two Parking Structures
                        Owned By Wright-Carlyle Partners
                      For the year ended December 31, 1996





Gross Income
   Rental                                                            $12,395,034
   Parking                                                             3,516,004
                                                                     -----------

                                                                      15,911,038
                                                                     -----------

Direct Operating Expenses
   Rental Property Operating Expenses                                  2,719,424
   Parking Operating Expenses                                            860,001
   Real Estate Taxes and Insurance                                       631,087
   General and Administrative                                            870,987
                                                                     -----------

                                                                       5,081,499
                                                                     -----------

   Gross Income in Excess of Direct Operating Expenses               $10,829,539
                                                                     ===========



See accompanying notes.

                   Notes to Historical Summary of Gross Income
                          and Direct Operating Expenses


1.   General Information and Summary of Significant Accounting Policies:

     Wright-Carlyle Partners (a general partnership) ("W-C") owns and operates a leasehold interest in two medical office buildings and two parking structures located in Los Angeles, California (the "Property"). The partners are Carlyle Real Estate Limited Partnership - IX ("Carlyle") and Medical Office Buildings, Ltd. ("MOB"). Carlyle and MOB are both general partners. Effective March 28, 1997, MOB acquired Carlyle's partnership interest in W-C and, thereafter, entered into a Contribution Agreement with Health & Retirement Properties Trust ("HRPT") under which MOB contributed to a new partnership its interest in the Property.

     The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in Form 8-K of HRPT. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Property have been excluded. Excluded expenses consist of depreciation and amortization, interest expense, and ground lease costs not directly related to the future operations of the Property.

     Rental income is recognized on a straight line basis over the term of the related leases.

2.   Leases

     W-C, as lessor, has entered into non-cancelable operating leases at the Property. Minimum future rentals under the leases in effect at December 31, 1996 are summarized as follows:


                 Year
                 ----
                 1997                      $  10,957,000
                 1998                          9,031,000
                 1999                          5,610,000
                 2000                          2,541,000
                 2001                          1,711,000
                 Thereafter                    1,748,000
                                           -------------
                                           $  31,598,000
                                           =============

                The leases on the Property are generally for a term of at least 6 months and provide for operating expense, real estate tax escalations and, in certain cases, increases in minimum rent.

3.   Related Party Transactions

     W-C has contracted with Wright Runstad Associates Limited Partnership, an affiliated company, to provide services related to building management and leasing. W-C paid or accrued the following for the year ended December 31, 1996:



                    Management fee      $393,000
                    Lease commissions     89,000
                    Reimbursables        411,000
                                        --------
                                        $893,000
                                        ========

                       [Deloitte & Touche LLP Letterhead]

INDEPENDENT AUDITORS' REPORT

Seven West Associates, LLC:

We have audited the accompanying statement of revenues and certain expenses of Seven West Associates, LLC, formerly Seven West 34th Street Development Corp., (the "Company") for the period January 28, 1996 through January 25, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared in compliance with the rules and regulations of the Securities and Exchange
Commission (for inclusion in the filing of form 8-K of Health and Retirement Properties Trust, the acquirer) and as described in Note 1, are not intended to be a complete presentation of the Seven West Associates, LLC's revenue and expenses.

In our opinion, such financial statement presents fairly, in all material respects, the revenues and certain expenses, as described in Note 1, for the period January 28, 1996 through January 25, 1997 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

April 9, 1997

SEVEN WEST ASSOCIATES, LLC

STATEMENT OF REVENUES AND CERTAIN EXPENSES
PERIOD JANUARY 28, 1996 THROUGH JANUARY 25, 1997



REVENUES
  Rent from properties                                               $12,176,341
  Reimbursement of operating costs                                     2,097,348
  Interest Income                                                         81,695
  Other                                                                    5,449
                                                                     -----------
         Total                                                        14,360,833
                                                                     -----------

CERTAIN EXPENSES
  Rental property operating expenses                                   2,761,348
  Real estate taxes and insurance                                      2,058,962
  General and administrative                                              34,219
                                                                     -----------
         Total                                                         4,854,529
                                                                     -----------

REVENUES IN EXCESS OF CERTAIN EXPENSES                               $ 9,506,304
                                                                     ===========

See notes to financial statement

SEVEN WEST ASSOCIATES, LLC

NOTES TO FINANCIAL STATEMENT
PERIOD JANUARY 28, 1996 THROUGH JANUARY 25, 1997


1.       GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

         Seven West Associates, LLC, formerly, Seven West 34th Street Development Corp. (the "Company") is wholly-owned by Orchid Properties, Inc. The Company owns and operates an office building and related land in New York City.

         The accompanying statement of revenues and certain expenses is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the statement is not representative of the actual operations for the period January 28, 1996 through January 25, 1997 as certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Company have been excluded. Expenses excluded consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Company.

         Rental income is recognized on a straight line basis over the term of the related leases.

2.       LEASES

         The Company, as lessor, have entered into non-cancelable operating leases involving land and building. The leases expire through the year 2011 and provide for aggregate minimum rentals as follows:

       Year Ending
       January 25,
          1998                           $  12,326,317
          1999                              12,580,977
          2000                              12,580,977
          2001                              12,718,544
          2002                              13,265,927
          Thereafter                        87,894,074
                                         -------------

          Total                          $ 151,366,816
                                         =============

The leases also provide for payment by the tenants of certain occupancy related expenses, and certain leases contain renewal options. As of January 25, 1997, approximately 51% all of the rentable space has been leased to a single tenant

                     HEALTH AND RETIREMENT PROPERTIES TRUST

                    Unaudited Pro Forma Financial Statements

         The following unaudited pro forma balance sheet as of September 30, 1997 and the statement of income for the nine months ended September 30, 1997 and the year ended December 31, 1996, present the financial position and the results of operations of the Company as if the transactions described in the Notes to unaudited financial statements were consummated on January 1, 1996. This unaudited pro forma financial statement should be read in connection with, and is qualified in its entirety by reference to, the separate financial statements of the Company and of the Seller of the Government Office Properties, each for the year ended December 31, 1996, included in the Company's Current Report on Form 8-K dated February 17, 1997 and the financial statements of the Company for the quarter ended September 30, 1997 included in the Company's Quarterly Report on Form 10-Q. This unaudited pro forma financial statement is not necessarily indicative of the expected results of operations of the Company for any future period. Differences could result from, among other considerations, future changes in the Company's portfolio of investments, changes in interest rates, changes in the capital structure of the Company, delays in the acquisition of certain properties and changes in property level operating expenses.

Health and Retirement Properties Trust
Pro Forma Balance Sheets
September 30, 1997
(dollars in thousands)
(unaudited)

                                                                                                Recent
                                                                                    West 34th   Acquisi-
                                                                      Historical    Street (A)  tions (B)   Pro Forma
                                                                      ----------    ---------   ---------   ----------
ASSETS
Real estate properties, at cost:
    Land, buildings and improvements ................................ $1,621,522    $ 110,750   $ 202,200   $1,934,472
                                                                      ----------    ---------   ---------   ----------
                                                                       1,621,522      110,750     202,200    1,934,472
    Less accumulated depreciation ...................................     99,746            0           0       99,746
                                                                      ----------    ---------   ---------   ----------
                                                                       1,521,776      110,750     202,200    1,834,726

Real estate mortgages, net ..........................................    116,941            0           0      116,941
Investment in Hospitality Properties Trust ..........................    102,465            0           0      102,465
Cash and cash equivalents ...........................................     71,765      (46,368)     (8,764)      16,633
Interest and rent receivables .......................................     19,722            0           0       19,722
Deferred interest and finance costs, net and other assets ...........     18,625       (4,901)       (250)      13,474
                                                                      ==========    =========   =========   ==========
                                                                      $1,851,294    $  59,481   $ 193,186   $2,103,961
                                                                      ==========    =========   =========   ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
Bank notes payable .................................................. $  100,000    $  59,000   $ 191,000   $  350,000
Senior notes and bonds payable, net .................................    200,000            0           0      200,000
Mortgage notes payable ..............................................     26,941            0           0       26,941
Convertible subordinated debentures .................................    211,650            0           0      211,650
Accounts payable and accrued expenses ...............................     35,616          481       1,436       37,533
Prepaid rents .......................................................      7,077            0           0        7,077
Security deposits ...................................................      2,872            0         750        3,622
Due to affiliates ...................................................      1,336            0           0        1,336
Dividend payable ....................................................     36,571            0           0       36,571

Shareholders' equity: ...............................................          0
   Preferred shares, $.01 par value: none issued ....................          0            0           0            0
   Common shares of beneficial interest, $.01 par value:
      125 million shares authorized, 98.7 million shares
      and 98.8 million pro forma shares issued and
      outstanding, respectively                                              988            0           0          988
   Additional paid-in capital .......................................  1,370,730            0           0    1,370,730
   Cumulative net income ............................................    383,775            0           0      383,775
   Dividends ........................................................   (526,262)           0           0     (526,262)
                                                                      ----------    ---------   ---------   ----------
            Total shareholders' equity ..............................  1,229,231            0           0    1,229,231
                                                                      ----------    ---------   ---------   ----------
                                                                      $1,851,294    $  59,481   $ 193,186   $2,103,961
                                                                      ==========    =========   =========   ==========
                                                                               0            0           0            0

See accompanying notes

Health and Retirement Properties Trust
Proforma Statements of Income
Year Ended December 31, 1996
(amounts  in thousands, except per share data)
(unaudited)



                                      HRPT                 GPI
                                    ------------------   -------------------                        Recent
                                              Acquisi-              Acquisi-            West 34th   Acquisi-  Pro Forma
                                   Historical tions (H) Historical  tions (I)  CSMC (J) Street (K)  tions (L) Adjustments  Pro Forma
                                    --------  --------   --------   --------   --------  --------   --------   --------     --------
Revenues:
     Rental income                  $ 98,039  $ 31,212   $ 36,523   $ 15,055   $ 15,911  $ 14,361   $ 21,057   $      0     $232,158
     Interest income                  22,144      (396)       780          0          0         0          0          0       22,528
                                    --------  --------   --------   --------   --------  --------   --------   --------     --------
                   Total revenues    120,183    30,816     37,303     15,055     15,911    14,361     21,057          0      254,686
                                    --------  --------   --------   --------   --------  --------   --------   --------     --------

Expenses:
     Operating                         3,776     1,600      8,657      5,605      5,081     4,855      8,880      1,073 (M)   39,527
     Interest                         22,545    15,947     28,730      8,313      7,053     3,835      8,388    (45,086)(N)   49,725
     Depreciation and amortization    22,106     6,467      6,357      1,174      2,441     2,492      3,109        932 (O)   45,078
     General and administrative        7,055     1,402      5,570          0        543       554        692     (3,486)(M)   12,330
                                    --------  --------   --------   --------   --------  --------   --------   --------     --------
                   Total expenses     55,482    25,416     49,314     15,092     15,118    11,736     21,069    (46,567)     146,660
                                    --------  --------   --------   --------   --------  --------   --------   --------     --------

Income before equity income and
  extraordinary item
                                      64,701     5,400    (12,011)       (37)       793     2,625        (12)    46,567      108,026
Equity in earnings of Hospitality
  Properties Trust                     8,860                                                                                   8,860
Gain on equity transaction of
  Hospitality Properties Trust         3,603         0          0          0          0         0          0          0        3,603
                                    --------  --------   --------   --------   --------  --------   --------   --------     --------

Income before gain (loss) on sale
  of properties and extraordinary
  item                              $ 77,164  $  5,400   $(12,011)  $    (37)  $    793  $  2,625   $    (12)  $ 46,567     $120,489
                                    --------  --------   --------   --------   --------  --------   --------   --------     --------

Average shares outstanding            66,255                                                                                  98,838

Per share data:
Net income                          $   1.16                                                                                $   1.22



See accompanying notes

Health and Retirement Properties Trust
Proforma Statements of Income
Nine months ended September 30, 1997
(amounts in thousands, except per share data)
(unaudited)



                                                                                    Second    Third
                                                                                    Quarter   Quarter             Recent
                                                                                    Acquisi-  Acquisi-  West 34th Acquisi-
                                                  Historical   GPI (C)    CSMC (D)  tions(E)  tions(E)  Street(F) tions(G) Pro Forma
                                                     -------   -------    -------   -------   -------   -------   -------   --------
Revenues:
                 Rental income                      $129,518   $12,235    $ 6,831   $ 2,948   $ 3,179   $10,771   $18,900   $184,382
                 Interest income                      16,177      (268)         0         0         0         0         0     15,909
                                                     -------   -------    -------   -------   -------   -------   -------    -------
                                 Total revenues      145,695    11,967      6,831     2,948     3,179    10,771    18,900    200,291
                                                     -------   -------    -------   -------   -------   -------   -------    -------

Expenses:
                 Operating                            16,961     3,732      1,910         0       954     3,641     7,593     34,791
                 Interest                             24,955    (1,366)     3,232     1,087     1,463     2,876     7,847     40,094
                 Depreciation and amortization        26,633     3,365      1,119       627       501     1,869     2,902     37,016
                 General and administrative            8,148     1,579        249       139       111       415       645     11,286
                                                     -------   -------    -------   -------   -------   -------   -------    -------
                                 Total expenses       76,697     7,310      6,510     1,853     3,029     8,801    18,987    123,187
                                                     -------   -------    -------   -------   -------   -------   -------    -------

Income before equity in earnings of income
                 Hospitality Properties Trust and
                 before extraordinary item            68,998     4,657        321     1,095       150     1,970       (87)    77,104

Equity in earnings of Hospitality Properties Trust     6,683         0          0         0         0         0         0      6,683
                                                     -------   -------    -------   -------   -------   -------   -------    -------

Net income before extraordinary item                $ 75,681   $ 4,657    $   321   $ 1,095   $   150   $ 1,970   $   (87)  $ 83,787
                                                     -------   -------    -------   -------   -------   -------   -------    -------

Average shares outstanding                            89,918                                                                  98,838

Per share data:
Net income                                          $   0.84                                                                $   0.85



See accompanying notes

                Notes To Unaudited Pro Forma Financial Statements

Pro Forma Balance Sheet Adjustments at September 30, 1997.

A. Represents the acquisition, on October 1, 1997, of a medical office property located at 7 West 34th Street in New York, New York ("West 34th Street"). This acquisition was funded with available cash and by drawing under the Company's existing revolving line of credit.

B. Represents the Company's acquisitions, during November 1997 and December 1997, of a medical office property located in Pennsylvania, a medical office property located in Colorado, a medical office property located in Maryland, a medical office property located in Rhode Island, five commercial office properties located in Austin, Texas and three medical office properties located in Anaheim, California (collectively, "Recent Acquisitions"). The Recent Acquisitions were funded with available cash and by drawings under the Company's existing revolving line of credit.

Pro Forma Statement of Income adjustments for the Nine months Ended September 30, 1997.

C. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of the government office properties ("GPI") from Government Property Investors, Inc. ("Seller"). Also reflects the decrease in interest expense arising from the Company's issuance of its shares pursuant to a common stock offering in March 1997, proceeds of which were used in part to repay amounts then outstanding under the Company's revolving line of credit, net of an increase in interest expense related to the Company's assumption of certain debt in connection with the acquisition of the GPI.

D. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of two medical office properties and two parking structures located in Los Angeles, California, ("CSMC") as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund this acquisition.

E. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of a 200 unit retirement housing property located in Spokane, Washington and 20 medical office clinics and ancillary structures located in Massachusetts and three medical and two commercial office buildings located in Pennsylvania as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

F. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of West 34th Street, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

G. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's Recent Acquisitions as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

Pro Forma Statement of Income adjustments for the Year Ended December 31, 1996.

H. Represents the increase in rental income, operating expenses, interest expense, depreciation and amortization and general and administrative expenses arising from the Company's acquisitions completed during 1996 and certain acquisitions completed during the nine months ended September 30, 1997, assuming the contractual rents were in effect since January 1, 1996. Property level expense adjustments represent annualized historical operating expenses for gross leased properties acquired. Depreciation expense adjustments assume an average building life of 40 years. Also assumes a reduction in interest income from the use of cash on hand to fund, in part, these acquisitions.

I. Represents the increase in rental income, operating expenses, interest expense, depreciation and amortization and general and administrative expenses arising from the Seller's acquisitions completed during 1996 and acquisitions completed by the Company during the nine months ended September 30, 1997, assuming the contractual rents were in effect since January 1, 1996. Property level expense adjustments are established for the purpose of this pro-forma presentation as equal to percentage of rents which is the same percentage of rents as was represented by property level operating expenses for the properties which were owned by the Seller during 1996. Depreciation expense adjustments assume an average building life of 40 years.

J. Represents the historical rental income and operating expenses for the Company's acquisition of CSMC. Also represents adjustments resulting from the acquisition for interest expense due to the use of the Company's revolving line of credit to fund the acquisition, depreciation expense adjustments assuming an average building life of 40 years as well as increases in general and administrative expenses.

K. Represents the historical rental income and operating expenses for the Company's acquisition of West 34th Street. Also represents adjustments resulting from the acquisition for interest expense due to the use of the Company's revolving line of credit to fund the acquisition, depreciation expense assuming an average building life of 40 years as well as increase in general and administrative expenses.

L. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Recent Acquisitions, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

M. Represents the net reduction in operating and administrative expenses arising from the differences in the Company's cost structure (which include the full year's effect of general and administrative and property management services) and the cost structure of GPI (which included the employment of separate property management companies for certain of the government office properties under separate fee arrangements and cost related to administrative financial, acquisition and other activities performed by GPI's management) and the cost structure of the other properties acquired in 1997.

N. Represents the reduction of interest expense arising from the Company's repayment of the GPI mortgage and affiliate debt, excluding $27,588 of mortgage debt that was not repaid in connection with the acquisition of GPI

O. Represents the effect on the depreciation expense arising from the adjustment of GPI's historical basis in existing assets to the Company's basis at acquisition.